UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2014, Synthesis Energy Systems, Inc. (the “Company”) entered into an employment letter with Roger Ondreko, the Company’s newly hired Chief Accounting Officer, Controller and Secretary. Mr. Ondreko’s employment start date is effective May 26, 2014. Mr. Ondreko’s employment is terminable by either the Company or Mr. Ondreko at any time, upon 30 days written notice. Mr. Ondreko is entitled to receive annual base compensation of $250,000. Mr. Ondreko is also eligible for an annual performance bonus as may be awarded in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”). Mr. Ondreko’s base compensation is subject to increase in the discretion of the Board.

Upon (a) a termination without cause (as defined in the letter), (b) a voluntary termination for good reason (as defined in the letter) or (c) a termination for any reason, other than the Company for cause, within 60 days of a change of control (as defined in the letter), and provided that he executes a release, Mr. Ondreko is entitled to receive (i) a severance payment of up to six months of base salary (such payments shall cease once he secures new employment), (ii) continued health benefits through the earlier of (x) twelve months after his termination or (y) until he is eligible to participate in the health insurance plan of another employer (provided such benefits are substantially similar to what Mr. Ondreko received from the Company) and (iii) payment of any other salary or bonus that he would have been otherwise entitled to receive under the letter as of the date of the termination. In addition, all unvested options shall automatically vest as of the termination date. Upon a voluntary termination without good reason, termination for cause, death or disability, Mr. Ondreko would not be entitled to receive benefits from the Company, except that in the case of Mr. Ondreko’s death or disability, all unvested options shall automatically vest as of the termination date.

The letter prohibits Mr. Ondreko from competing with the Company during his employment and for a period of twenty four months thereafter and is also prohibited from soliciting the Company’s employees for a period of twenty four months after the termination of his employment. Mr. Ondreko is also subject to confidentiality and non-disparagement obligations.

The foregoing description is qualified in its entirety by reference to the full text of the employment letter which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The text set forth in Item 1.01 regarding the terms and conditions of the employment letter with Mr. Ondreko is incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On April 30, 2014, the Company issued a press release announcing that its ZZ Joint Venture had entered into a Coke Oven Gas Supply Agreement with Shandong Shenghuo XuLong Coal Chemical Co. Ltd. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Employment Letter between the Company and Roger Ondreko dated April 29, 2014.

*99.1	Press Release dated April 30, 2014.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: May 5, 2014	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*10.1	Employment Letter between the Company and Roger Ondreko dated April 29, 2014.

*99.1	Press Release dated April 30, 2014.

* Filed herewith.